Exhibit 99.1

New York & Company, Inc. and Subsidiaries
 Store Count and Selling Square Footage for the New York & Company Brand

The tables below summarize store count and selling square footage for the New York & Company stores during the fiscal years ended February 2, 2008 (“fiscal year 2007”), February 3, 2007 (“fiscal year 2006”) and January 28, 2006 (“fiscal year 2005”):

Historical Store Count

Fiscal Year	Total stores open at beginning of fiscal year	Number of stores opened during fiscal year	Number of stores closed during fiscal year	Number of stores remodeled during fiscal year	Total stores open at end of fiscal year
2005	476	44	(17)	40	503
2006	503	52	(19)	35	536
2007	536	54	(12)	25	578

Historical Selling Square Footage

Fiscal Year	Total selling square feet at beginning of fiscal year	Increase in selling square feet for stores opened during fiscal year	Reduction of selling square feet for stores closed during fiscal year	Reduction of selling square feet for stores remodeled during fiscal year	Total selling square feet at end of fiscal year
2005	3,189,770	200,759	(125,422)	(57,480)	3,207,627
2006	3,207,627	241,048	(138,208)	(73,927)	3,236,540
2007	3,236,540	228,727	(88,042)	(49,775)	3,327,450